Exhibit 10.18

LEASE

THIS LEASE, dated as of September 12, 2014 is made by and between Schlecht Retail Ventures LLC, a Wisconsin limited liability company (“Landlord”), and Duluth Holdings, Inc., a Wisconsin corporation, d/b/a Duluth Trading Company, LLC, a Wisconsin limited liability company. (“Tenant”).

1. Leased Premises.

(a) Approximately 23,794 square feet (7,845 square feet on the first floor, 7,580 square feet on the second floor and 8,369 square feet on the lower level floor, including the mechanical rooms) of the approximately 27,938 square foot building located at 100 First Street, Mt. Horeb, Wisconsin (the “Leased Premises”).

(b) For and in consideration of the rents to be paid by Tenant, and the covenants and agreements contained in this Lease, Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord.

2. Use of Leased Premises.

(a) The Leased Premises shall be used as follows:

For offices and uses in connection with product innovation and creative/design ideation space.

(b) Tenant may use the Leased Premises for other purposes only with the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

3. Initial Lease Term. Tenant shall have and hold the Leased Premises for an initial term of three (3) years commencing on October 1, 2014, and expiring on September 30, 2017 (the “Initial Term”). The Initial Term, as the same may be extended by the Extension Term (as described below), is referred to in this Lease as the “Term.” The term “Lease Year,” as used in this Lease, means a period of twelve (12) consecutive calendar months starting on the first day of October in each year of the Term. The first Lease Year commences on October 1, 2014, and expires on September 30, 2015. Each subsequent Lease Year commences on the anniversary of October 1, 2014.

4. Option to Extend Lease Term. Tenant has the option to extend the Term for two (2) additional three (3) year periods, on the same terms and conditions set forth herein, except that Base Rent will be adjusted as provided for in the Base Rent Schedule (as defined below). Tenant’s option to extend the Term shall be exercised by Tenant giving written notice of extension to Landlord at least one hundred eighty (180) days prior to the end of the Initial Term. If Tenant fails to timely exercise Tenant’s option to extend the Term as provided herein, this Lease shall terminate at the end of the Initial Term and Tenant’s right to thereafter extend the Term will be of no further force or effect.

5. Rents.

(a) It is understood and agreed that the rents specified in this Lease shall be absolutely net to Landlord, that all costs, expenses and obligations of every kind relating to the Leased Premises (except as otherwise specifically provided herein) which may arise or become due during the Term shall be paid by Tenant, and that Landlord shall be indemnified by Tenant against all such costs, expenses and obligations.

(b) Commencing with the first Lease Year, and continuing during each successive Lease Year during the entire Term of the Lease, Tenant shall pay to Landlord, as base rent (the “Base Rent”), the amount established as Base Rent for that Lease Year on the Base Rent Schedule attached hereto as Exhibit A (the “Base Rent Schedule”) as well as all sums payable under this Lease other than the Base Rent (“Additional Rent”). The term “Rent” shall mean Base Rent and the Additional Rent. Rent shall be paid by Tenant in monthly installments on the first day of each calendar month, without demand or set-off.

(c) Tenant agrees to pay to Landlord: (i) eighty-six percent (86%) of Real Property Taxes (as defined below), (ii) eighty-six percent (86%) of CAM Expenses (as defined below) and (iii) all insurance premiums covering Tenant’s possessions, (collectively, “Net Operating Charges”). In addition, Tenant shall be responsible for direct payment of its actual utility consumption for electric, water and sewer, which shall be separately metered, as well as janitorial services, snow removal services and window cleaning services for the entire building, including the United States Postal Service “USPS” portion of the building.

(d) All rents and other amounts due hereunder shall be paid to Landlord in care of Landlord, at 170 Countryside Drive, Belleville, Wisconsin 53508, or at such other place as Landlord may from time to time designate in writing, without demand therefore, on the dates herein prescribed.

6. Taxes, Assessments and Charges.

(a) Common area maintenance expenses (“CAM Expenses”) are all costs and expenses associated with the operation and maintenance of the Common Areas (as defined herein) of the building and the repair and maintenance of the plumbing, electrical, utility and safety systems (to the extent not performed by Tenant), including, but not limited to, the following: gardening and landscaping; utility, water and sewage services for the common areas; maintenance of signs (other than tenants’ signs); worker’s compensation insurance; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the common areas; fees for required licenses and permits routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, maintenance of paving for the lot utilized by Tenant, (including sweeping, striping, repairing, resurfacing and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; and a property management fee. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Expenses.

(b) ‘Real Property Taxes” shall mean all real estate taxes, assessments, utility charges, and all charges and costs which may be or become a lien on the Leased Premises, and all other governmental charges, of any kind or nature whatsoever, including but not limited to assessments for public improvements or benefits (all of which taxes, assessments, utility charges, levies, and other charges and costs aforesaid are hereinafter collectively referred to as “impositions”) which are assessed, levied, confirmed, imposed or may become a lien upon the Leased Premises, or become payable during the Term with respect to the Leased Premises. If by law any such imposition is payable or may at the option of the taxpayer be paid in installments, Tenant may pay the same, together with any accrued interest on the unpaid balance of such imposition, in installments as the same respectively become due and payable, and in any event before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

(c) Any imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Term and a part of which is not included in the Term, shall (whether or not such imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Leased Premises, or shall become payable during the Term) be adjusted as between Landlord and Tenant as of the commencement or termination of the Term, as the case may be, so that Landlord shall pay that portion of such imposition which that part of such fiscal period included in the period of time before or after the termination of the Term bears to such fiscal period, and Tenant shall pay the remainder thereof. With respect to any imposition for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid in installments, Landlord shall pay the installments thereof which become due and payable before commencement and after termination of the Term, and the Tenant shall pay those installments which become due and payable during the Term.

(d) If Tenant fails, refuses or neglects to pay any amount required by it to be paid under this Section 6 when the same shall become due, the amount or amounts thereof, together with any penalties and interest thereon, shall be deemed to be additional rent and shall be due and payable to Landlord immediately, and Landlord shall have all rights and remedies in connection therewith as provided for unpaid rent under this Lease.

(e) Tenant shall pay any taxes or charges which may be levied or assessed on the rents required to be paid hereunder; and if an income tax shall be levied or assessed during the Term by any governmental authority or body upon the income arising from the rents provided herein for the use and occupancy of the Leased Premises in lieu of or as a substitute for ad valorem property taxes upon the Leased Premises, Tenant shall pay the same, which shall be computed, however, as if the income under this Lease was the only income of Landlord. Except as aforesaid, nothing herein shall be construed to require Tenant to pay any income, franchise or other taxes of Landlord accruing by reason of the rents received hereunder.

(f) Tenant covenants to furnish or cause to be furnished to Landlord, within thirty (30) days after the date when any such imposition is due and payable by Tenant as herein provided, official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment thereof.

(g) Tenant shall have the right to contest in good faith the amount or validity of any such imposition by appropriate legal proceedings (but this shall not be deemed or construed in any way as relieving, modifying or extending Tenant’s covenants to pay any such imposition at the time and in the manner as herein provided), on the condition, however, that such legal proceedings shall not cause the sale of the Leased Premises or any part thereof to satisfy such imposition, and Tenant shall have deposited with Landlord, as security for the payment of such imposition, cash in an amount sufficient to pay such imposition, together with all interest and penalties in connection therewith, and all charges that may be assessed against or become a charge on the Leased Premises or any part thereof, in said legal proceedings. Upon termination of such legal proceedings, the money so deposited shall be applied to the payment and discharge of said imposition, the interest and penalties in connection therewith and the charges and costs accruing in such legal proceedings, and the balance, if any, shall be paid to Tenant, provided Tenant is not then in default under this Lease. In the event that such money shall be insufficient for this purpose, Tenant shall forthwith pay over to Landlord an amount of money sufficient, together with the money deposited as aforesaid, to pay the same. Tenant shall be entitled to receive whatever interest shall actually be earned on the money deposited aforesaid.

(h) Landlord agrees to join in any such proceedings if the same be required to legally prosecute such contest of the amount or validity of such imposition, provided that Landlord shall not thereby be subjected to any liability for the payment of any costs, expenses, or legal or other fees in connection therewith. Tenant covenants to indemnify and save Landlord harmless from any such costs, expenses or fees. Tenant shall be entitled to all refunds of any such imposition and penalties or interest thereon which have been paid by Tenant (or paid by Landlord and for which Landlord has been fully reimbursed by Tenant or otherwise).

7. Condition of Premises, Repairs and Maintenance.

(a) Prior to the first day of the First Lease Year, Landlord shall substantially complete or install, at Landlord’s expense, (i) a new roof on the older portion of the building on the Leased Premises (ii) painting of the green columns on the exterior of the building (iii) an updated HVAC system (iv) new carpeting and new flooring (v) painting of the interior walls (vi) new interior lighting, (vii) new ceiling tiles, as needed (viii) completion of office and meeting rooms to tenant’s specifications, including the demolition of existing office elements required by Tenant (ix) male and female showers with new restrooms on the lower level (x) an indoor bicycle storage rack near the building’s west entrance (xi) under the atrium on the main floor, a large bistro-like area with counters as well as a space for tables and chairs with a seating capacity of forty (40) to be used for employee breaks, lunches and meetings (“Bistro Area”) (xii) in connection with the Bistro Area, space for food preparation, food storage, coffee machines, etc.

(b) Tenant shall be responsible for the completion of the installation of: (i) all external brand signage (ii) LAN or other low voltage wiring/technology (iii) internal branding messages and (iv) fixtures and equipment for the offices, meeting spaces and the Bistro Area. Tenant agrees to provide and service all moveable equipment related to the Bistro Area.

(c) Tenant agrees, at its own cost and expense and at all times during the Term, to keep the Leased Premises in a safe, neat, clean and sanitary condition; to keep the building, other improvements and equipment thereof, and all sidewalks, curbs, areaways and appurtenances and the glass of doors and windows of the Leased Premises in good and tenantable repair and condition; to make all necessary replacements thereof; and to heat and maintain the same and pay all utility charges therefore. Tenant further agrees that it will not suffer any waste to be committed upon the Leased Premises or to any building or other improvement thereon or the equipment thereof; that it will not at any time do anything to the Leased Premises or to any building, improvement or equipment thereon which will in any way impair or diminish the value thereof, except for ordinary wear and tear; and that it will not permit any nuisance to exist on the Leased Premises.

(d) Landlord shall perform repairs or make any necessary replacements to the roof, structural portions of the Lease Premises and the HVAC systems. All other regular maintenance shall be included in the CAM charges to be paid by Tenant.

8. Liability Insurance and Indemnity.

(a) Tenant shall procure and maintain at its sole cost and expense at all times during the Term comprehensive general public liability insurance insuring Landlord and Tenant in an amount of at least $1,000,000.00 in respect to bodily injury or death to any one person, and in the amount of at least $2,000,0000.00 for injuries or deaths from any one accident, and in the amount of $500,000.00 for property damage, with respect to any claims, demands or causes of action of any person or persons arising out of accidents occurring on or about the Leased Premises during the Term, or arising out of Tenant’s use thereof, it being understood that such insurance shall cover the building and all improvements, equipment and parking areas on the Leased Premises, as well as other parts of the Leased Premises, and all driveways and sidewalks in front of or adjacent to the Leased Premises.

(b) The aforesaid limits of liability shall be increased or decreased by mutual consent of the parties, which consent shall not be unreasonably withheld by either party, in the event of any factors or occurrences, including substantial increases in the level of jury verdicts or judgments or the passage of state, federal or other governmental compensation plans, or laws which would materially increase or decrease Landlord’s or Tenant’s exposure to risk.

(c) Certificates evidencing such insurance coverage, or the policies therefore, shall be deposited with Landlord and shall protect Landlord as well as Tenant. Such certificates or policies shall contain a provision that the insurer will not terminate or cancel such insurance unless thirty (30) days’ prior written notice of such cancellation is given to Landlord, and shall be in such form and from such companies as Landlord shall approve, which approval shall not be unreasonably withheld.

(d) At all times during the Term, Tenant shall keep and maintain, or cause its agents, contractors and subcontractors to keep and maintain, such workmen’s compensation insurance and such other forms of insurance as may from time to time be required by law or may be otherwise necessary to protect Landlord and the Leased Premises from claims of any person who may at any time work on the Leased Premises, whether as a servant, agent or employee of Landlord or Tenant, or otherwise.

(e) Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, costs and expenses, including reasonable attorneys’ fees, arising from or connected with Tenant’s use and occupancy of the Leased Premises. It is expressly understood and agreed that Landlord shall not be liable for any loss or damage to persons or to the property of Tenant or of its employees or invitees resulting from a condition of the Leased Premises or an accident or casualty in or about the Leased Premises.

9. Casualty Insurance, Destruction of Leased Premises and Waiver.

(a) Tenant shall procure and maintain at its sole cost and expense at all times during the Term insurance on the Leased Premises and other improvements, including all fixtures, boilers, motors, machinery and other equipment that may be built or placed upon the Leased Premises, and all additions thereto and replacements thereof, against the hazard of fire and such other hazards as are covered by insurance commonly referred to and known as “extended coverage insurance,” including vandalism and malicious mischief. Such extended coverage insurance shall be maintained in an amount not less than eighty (80%) per cent of the actual cash value of the insurable building, improvements and equipment, excluding the cost of excavation and of foundations below the level of the lowest basement floor, or if there is no basement, below the level of the ground, with a full replacement cost endorsement or rider. During the reconstruction or restoration of any building or improvement on the Leased Premises, Tenant shall obtain and keep in effect builder’s risk completed value type of insurance against fire and such other hazards as are covered by said “extended coverage insurance” policies.

(b) All of said policies of insurance shall cover the interests of Landlord and Tenant and any mortgagees (with a standard mortgage clause or endorsement), as their respective interests may appear, and shall be issued by responsible companies authorized to do business in the State of Wisconsin.

(c) Tenant covenants and agrees that no loss or damage by fire or other casualty or cause, of or to the building or any other improvements at any time on the Leased Premises, shall operate to terminate this Lease, or to relieve or discharge Tenant from the payment of rent, taxes, other monies to be treated as rent hereunder, or any of the additional amounts of money payable by Tenant hereunder as the same become due and payable, or from the performance or fulfillment of any of Tenant’s obligations and undertakings under this Lease.

(d) Landlord and Tenant hereby expressly waive any rights of recovery that each has or may acquire against the other for any and all liability and expense for loss, damage or destruction of property located on or being a part of the Leased Premises, resulting from perils ordinarily covered by standard policies of fire and extended coverage insurance, vandalism and malicious mischief, and originating from any cause whatsoever, including negligent or other acts or omissions of Landlord or Tenant, or any of the agents or employees thereof; provided that the parties are able to obtain a clause or provision in their respective insurance policies permitting such waiver.

(e) If during the Term the building, or any of the improvements or equipment on the Leased Premises are either partially damaged or substantially or wholly destroyed by fire or other casualty or cause, Landlord shall repair, rebuild or restore the same in such manner and to such extent as shall make the same or any substitute therefore as nearly as practicable of the same character and condition as before such loss or damage, all pursuant to plans and specifications of Tenant approved by Landlord, which approval shall not be withheld unreasonably. The insurance proceeds received by reason of such loss or destruction are hereby constituted a trust fund, and shall be paid to and used by Landlord, for the repair, rebuilding, restoration or replacement of the damaged or destroyed property as aforesaid.

(f) Landlord shall use due diligence to collect the proceeds of such insurance and use the same promptly for the purpose aforesaid. If such insurance proceeds exceed the cost of the repair, rebuilding, restoration or replacement of the damaged or destroyed property aforesaid, the surplus shall be paid and belong to Tenant, if it is not then in default under the terms of this Lease. If such insurance proceeds are less than the cost of such repair, rebuilding, restoration or replacement, Tenant shall supply the additional funds necessary therefore upon demand by Landlord.

10. Alterations and Improvements.

(a) Tenant shall not make any alterations or improvements to or of the Leased Premises or any part thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any such alterations or improvements shall be performed and completed at the sole cost and expense of Tenant, in a workmanlike manner. Tenant covenants and agrees not to permit, create, incur or impose or cause or suffer others to permit, create, incur or impose any lien or obligation against the Leased Premises or Landlord by reason of any such alterations or improvements. Tenant agrees to hold Landlord free and harmless of and from any and all claims or demands by any contractor, subcontractor, materialman, laborer or any other person against the Leased Premises or Landlord, relating to or arising because of such alterations or improvements.

(b) All alterations, improvements and replacements of, in or to the Leased Premises or any part thereof made by Tenant during the Term shall immediately be and become the property of Landlord, free from any right or interest of Tenant with respect thereto except as the lessee hereunder.

11. Removal of Property of Tenant. Any trade fixtures, moveable partitions or other personal property of Tenant placed or located in or upon the Leased Premises may be removed by Tenant, provided it is not then in default under this Lease. Any damage to the Leased Premises caused by the installation or removal of the same shall be repaired promptly by Tenant. The Leased Premises and all parts thereof shall be restored and left by Tenant, at or prior to the end of the Term, in as good condition as they were in before the installation of the items removed, except for ordinary wear and tear. All property not so removed shall be deemed abandoned by Tenant to Landlord.

12. Assignment and Subletting. Tenant shall not sublet the Leased Premises or any part thereof, nor assign this Lease, without in each case obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld; and Tenant nevertheless shall at all times continue and remain directly liable to Landlord for all its obligations under this Lease. It is specifically understood and agreed that if Tenant shall abandon the Leased Premises, or shall make an assignment for the benefit of creditors or file a petition for bankruptcy relief, or if a receiver or trustee of its property shall be appointed, or if it shall take the benefit of any insolvency or bankruptcy act or law, or if any interest of Tenant in this Lease shall pass to another by operation of law, Landlord may, at Landlord’s option and without notice, at once terminate this Lease and take possession of the Leased Premises.

13. Landlord’s Access To Leased Premises. Landlord, and Landlord’s agents, employees and representatives shall have access to the Leased Premises at all reasonable times for the purpose of examining and inspecting the same, showing the Leased Premises to a prospective tenant or purchaser, and making repairs and replacements which Tenant is required to make but has failed to make after ten (10) days’ written notice from Landlord to Tenant, except as otherwise provided in paragraph 16. However, nothing contained herein shall impose upon Landlord any obligation to make any repairs or replacements which Tenant is obligated to make hereunder. The usual “For Rent” or “For Sale” signs may be placed upon the Leased Premises at any time within the last five (5) months of the Term, or at any time Tenant is in default hereunder.

14. Compliance With Lease Provisions. Tenant agrees to pay the rents and other monies at the times and in the manner aforesaid during the Term, and at the expiration thereof or earlier termination of the lease for any cause to deliver up the Leased Premises to Landlord peacefully and quietly in the condition called for by the terms of this Lease. Tenant further agrees that it will not suffer any waste to be committed upon the Leased Premises, that it will use the same only for the purposes described herein; that it will observe special care and caution to preserve the Leased Premises from damage or injury by fire or otherwise; that it will observe and comply with such rules and regulations as may be required by the insurance company or companies that may insure the Leased Premises; and that it will observe and comply with all ordinances or laws, rules and regulations of federal, state, and local governments, and all agencies thereof, in connection with using or occupying the Leased Premises and conducting its business or activities thereon.

15. Default By Tenant. It is mutually understood and agreed that if Tenant shall default in the payment of any of the rents above stipulated or any part thereof, or shall default in the payment of any other monies required to be paid hereunder or any part thereof, or shall be in default for breach of, noncompliance with or failure to perform any covenant, agreement, condition or provision required on Tenant’s part to be kept, complied with or performed hereunder (other than the payment of rent or other monies hereunder), each or any of which events or occurrences shall constitute a default of Tenant under this Lease, Landlord shall have the right to terminate this Lease as hereinafter provided. If Landlord, in the event of any such default, desires to terminate this Lease, Landlord shall give written notice of the default to Tenant, and Tenant shall have fifteen (15) days after the giving of such notice to cure any default based upon the nonpayment of any rent or other monies as aforesaid, and Tenant shall have thirty (30) days to cure any other default. However, if at the end of that thirty (30) day period such other default has not been completely cured but Tenant has commenced to cure the same and has employed diligent efforts to do so, the right of Landlord to terminate this Lease shall be abated as long as Tenant proceeds with due diligence to cure such default. If the default is not cured within the applicable period of time above provided, it shall be lawful for Landlord, or Landlord’s agents, attorneys or assigns, in addition to any and all other remedies provided by law or this Lease, to declare the Term ended and to re-enter said Leased Premises either with or without process of law, and to expel or remove Tenant or any person or persons occupying the same, and to retake possession of the Leased Premises and all buildings and other improvements located thereon, without hindrance or delay, and without prejudice to any remedies or rights which Landlord may have for rent in arrears or any preceding breach of covenants, or for future rents accruing during the remainder of the Term which Landlord shall not reasonably be able to mitigate, whether such expulsion or removal is accomplished directly by Landlord, by legal proceedings instituted for such purpose, or otherwise.

16. Landlord’s Right To Perform Tenant’s Covenants. Tenant covenants and agrees that if Tenant shall at any time fail to pay any amount then required to be paid by it under this Lease (including any imposition pursuant to the provisions of Section 6 hereof), or if Tenant shall fail to perform any other covenant or agreement on Tenant’s part required to be performed, then after ten (10) days’ written notice to and demand upon Tenant which is not complied with during such period, Landlord may (but shall not be obligated to do so), without waiving or releasing Tenant from any of the obligations of Tenant under this Lease, pay any such imposition or other sum or perform or pay others to perform such other covenant or agreement, provided that Landlord shall not be required to give said prior written notice to Tenant in the case of repairs to the Leased Premises which must be made immediately to prevent or limit damage to the Leased Premises and which Tenant does not make upon demand by Landlord. All sums so paid by Landlord shall be deemed additional rent hereunder and shall be payable to Landlord on demand, or at the option of Landlord may be added to any rent then due or thereafter becoming due under this Lease. Tenant covenants to pay or cause to be paid to Landlord any such sum or sums with interest thereon at the rate of eighteen (18%) per cent per annum from the date of payment by Landlord; and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

17. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rents and other monies hereunder and performing the covenants and agreements herein contained on its part to be performed, it shall at all times during said Term peaceably and quietly have, hold and enjoy the Leased Premises.

18. Signs. Tenant shall be permitted, subject to the approval of Landlord, which approval shall not be unreasonably withheld, to erect and maintain suitable signs on the Leased Premises at Tenant’s expense. Tenant shall have the right to remove such signs upon vacating the Leased Premises, but shall repair any damage to the building or Leased Premises caused by the installation or removal of such signs.

19. Notices.

(a) Any notice, demand or request which may be given or is required to be given by either of the parties to the other hereunder shall be in writing and shall be served personally, or shall be served or given by United States registered or certified mail, with postage prepaid and return receipt requested, addressed as follows:

(i) If intended for Landlord, to Landlord at the place at which rent was last paid, with a copy to:

Mark E. O’Neill

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI 53202

(ii) If intended for Tenant, to it at the address set forth below or at such other place as Tenant may from time to time designate in a written notice to Landlord:

Duluth Holdings, Inc.

d/b/a Duluth Trading Co.

170 Countryside Drive

P.O. Box 409

Belleville, WI 53508

(b) If mailed, such notice, demand or request shall be deemed to have been served or given when deposited in the United States mail in a sealed envelope with postage duly prepaid and return receipt requested.

20. Subordination of Lease. Landlord reserves the right to subordinate this Lease to the lien of any mortgage placed upon the Leased Premises or any part thereof, and Tenant agrees to execute and deliver upon demand such further instruments subordinating this Lease to the lien of any such mortgage as requested by Landlord or any mortgagee or proposed mortgagee, and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any such instrument or instruments for and in the name of Tenant; provided, however, that any instrument subordinating this Lease to the lien of any such mortgage shall, as a condition thereof, provide that this Lease shall continue in full force and effect, and neither such mortgagee nor the receiver in the event of foreclosure shall have the right to cancel or terminate this Lease, as long as Tenant is not in default under any of the terms hereof. Landlord shall notify Tenant of any such subordination of this Lease and shall at all times keep Tenant advised of the name and address of any mortgagee.

21. Condemnation.

(a) If during the Term all of the Leased Premises shall be taken by condemnation or eminent domain by any authority having the right of condemnation or eminent domain, or by purchase by such authority in lieu of condemnation, this Lease shall terminate as of the date title shall vest in, or possession shall be taken by or on behalf of, the condemnor, whichever occurs first. Any unearned rent paid in advance by Tenant shall be refunded to it, provided Tenant is not then in default under this Lease. Tenant shall thereafter have no claims against Landlord for the unexpired Term.

(b) If only a portion of the Leased Premises shall be taken as aforesaid, and if such taking shall reduce the total floor area of the Leased Premises by more than fifteen percent (15%) or the parking areas on the Leased Premises by more than fifteen percent (15%), either party at its option may terminate this Lease by giving written notice to the other party on or before the date title to such portion shall vest in, or possession shall be taken by or on behalf of, the condemnor, whichever occurs first. In the event of such termination of this Lease, any unearned rent paid in advance by Tenant shall be refunded to it, provided Tenant is not then in default under this Lease and Tenant shall thereafter have no claims against Landlord for the unexpired Term. If neither party terminates this Lease in the event of such partial taking, or if such partial taking does not exceed the limits above stated, this Lease shall continue in effect as to the portion not taken, and the proceeds of the award received by Landlord (less reasonable attorneys’ fees and disbursements incurred by Landlord in connection with procuring such award, and less the part of the award attributable to the taking of land as distinguished from the building, improvements and equipment located on the Leased Premises) shall be applied by Landlord, to the extent necessary, toward the cost of reconstructing the remaining Leased Premises, which construction Landlord hereby undertakes and agrees to accomplish, so as to make the remaining Leased Premises a unit practicable so far as reasonably possible for the conduct of the business carried on by Tenant on the Leased Premises, and Tenant shall contribute toward the cost of such reconstruction any further amount that may be needed for such purpose. The fixed rent herein reserved shall be reduced from and after the date when title vests in or possession is taken by the condemnor by an amount proportional to the reduction in the value of the Leased Premises immediately before the taking and immediately after the reconstruction.

(c) Any and all awards or payments for the taking of the Leased Premises or any part thereof in condemnation proceedings or as a result of the power of eminent domain, or by purchase in lieu thereof, shall belong and be paid exclusively to Landlord. However, nothing contained herein shall be construed to preclude Tenant from prosecuting any claim against the condemning authority for damage to, loss or value of, or cost of removal of fixtures, appliances, equipment and other personal property belonging to Tenant.

22. Miscellaneous.

(a) Each party agrees to pay and discharge all reasonable costs, attorney fees and expenses incurred or paid by the other party in enforcing the covenants and agreements of this Lease.

(b) No failure or delay on the part of either party to enforce any of the terms, covenants, conditions or agreements hereof shall operate as a waiver thereof nor avoid or affect the right of the party to enforce the same upon a subsequent default or breach.

(c) If Tenant continues to hold over and occupy the Leased Premises after the expiration of the Term without the prior written consent of Landlord, such holding over shall not operate to renew or extend this Lease but shall create and constitute a tenancy from month to month, on the same terms and conditions as herein provided.

(d) Neither Landlord nor Tenant shall record this Lease without the written consent of the other party. However, upon request by either party the parties shall join in the execution of a memorandum of this Lease which may be recorded by either party.

(e) Except as otherwise provided in this Lease, the rights and remedies herein granted are cumulative and are in addition to any given by any statute or rule of law, or otherwise, and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

(f) This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the lease of the Leased Premises. No subsequent alteration, amendment, change or addition to or of this Lease shall be binding upon Landlord or Tenant unless the same is reduced to writing and signed by the parties.

(g) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise specifically provided herein.

(h) Landlord and Tenant represent and warrant that neither party has dealt with any broker in connection with this Lease.

(i) Landlord represents and warrants to Tenant that the dimensions of the Leased Premises are accurate.

(j) Landlord represents and warrants to Tenant that it owns the Leased Premises free and clear of all liens, encumbrances and claims of third parties.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first written above.

LANDLORD		TENANT

SCHLECHT RETAIL VENTURES, LLC, a Wisconsin limited liability company		DULUTH HOLDINGS, INC., a Wisconsin corporation a/b/a Duluth Trading Company LLC, a Wisconsin limited liability company

By:	/s/ Stephen Schlecht	By:	/s/ Stephanie Pugliese
	Stephen Schlecht, Managing Partner		Stephanie Pugliese, President

EXHIBIT A

BASE RENT SCHEDULE

INITIAL TERM

Lease Year	Annual Base Rent	Monthly Base Rent
First Lease Year through Third Lease Year	$230,000.00	$19,166.67

FIRST EXTENSION TERM

Lease Year	Annual Base Rent	Monthly Base Rent
Fourth Lease Year through Sixth Lease Year	$253,000.00	$21,083.33

SECOND EXTENSION TERM

Lease Year	Annual Base Rent	Monthly Base Rent
Seventh Lease Year through Ninth Lease Year	$260,590.00	$21,715.83